UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1140 N Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
COMMON STOCK, $1.00 PAR VALUE	CTO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed on October 21, 2019, by Consolidated Tomoka Land Co. (the “Company”), on October 15, 2019, the Company,  Flacto, LLC (“Flacto”), Magnetar Longhorn Fund LP (“Longhorn”) and Magnetar Structured Credit Fund, LP (“Magnetar SCF” and collectively with Flacto and Longhorn, the “Magnetar Investors”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) and an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement,” and together with the Purchase Agreement, the “Transaction Documents”), which contemplated the sale by the Company of a controlling interest in Crisp39 SPV LLC (the “Land JV”), the Company’s wholly-owned entity that holds its portfolio of land holdings of approximately 5,300 acres of undeveloped land in Daytona Beach, Florida (the “JV Land”), to the Magnetar Investors for $97 million.

Completion of Land JV Transaction

On October 16, 2019,  the Company closed the transactions contemplated by the Transaction Documents, including the sale of a controlling interest in the Land JV. Approximately 800 acres of the JV Land is located on the east side of Interstate 95 and is generally well-suited for commercial development. Approximately 4,598 acres of the JV Land is located on the west side of Interstate 95 and the majority of this land is generally well-suited for residential development. Included in the western land is approximately 1,000 acres, primarily an 850-acre parcel and three smaller parcels, which are located further west of Interstate 95 and a few miles north of Interstate 4, that are generally well-suited for industrial purposes.

The Company received cash proceeds of approximately $97 million at closing and the Magnetar Investor collectively received a notional 66.50% interest in the Land JV. Excluding the Land JV, the Magnetar Investors are otherwise unaffiliated with the Company.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1	(b) Pro forma financial information.

The following financial information is submitted at the end of this Current Report on Form 8-K and is filed herewith and incorporated herein by reference:

Summary of Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Consolidated Tomoka Land Co. as of June 30, 2019

Unaudited Pro Forma Condensed Consolidated Statements of Operations of Consolidated Tomoka Land Co. for the Six Months Ended June 30, 2019 and the Year’s Ended December 31, 2018, 2017, and 2016

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: October 22, 2019	By:	/s/ Mark E. Patten
Mark E. Patten,
Senior Vice President and Chief Financial Officer

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